Exhibit 10.50
AMENDMENT NO. 1
TO
TRANSITION SERVICES AGREEMENT
THIS AMENDMENT NO. 1 (this “Amendment”), dated May 11, 2007 (the “Effective Date”), amends the Transition Services Agreement between BIO-RAD LABORATORIES, INC. (“BIO-RAD”) and CIPHERGEN BIOSYSTEMS, INC. (“CIPHERGEN”) dated November 13, 2006 (the “Agreement”). The parties hereby agree as follows:
1.	The terms of Transition Service Schedules B and C are extended through May 31, 2007, in order to allow the parties adequate time to negotiate revised Transition Service Schedules B and C to be effective through December 31, 2007.

2.	Each party acknowledges that, from time to time, it may desire to utilize the services of employees of the other party who are not listed in the relevant Transition Service Schedule. In order to facilitate each party’s access to such services, the parties agree that the Transition Service Schedules may be amended from time to time upon request by either party and with the consent of the other party.

3.	The parties shall use Attachments 1 and 2 hereto as the basis for negotiating revised Transition Service Schedules B and C.

4.	Except as expressly modified by this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized representatives.

CIPHERGEN BIOSYSTEMS, INC.		BIO-RAD LABORATORIES, INC.

By:	/s/ William Sullivan	By:	/s/ John J. Cassingham

Name:	William Sullivan	Name:	John J. Cassingham
Its:	V.P. Corp. Ops.	Its:	Asst. Secretary

Attachment 1
Transition Services Schedule B
Staff Services Provided by CIPHERGEN to BIO-RAD

Extended Transition Period:	June 1, 2007 through December 31, 2007.

Services:	Recipient may assign the Consultants to any relevant task within the Business requiring their skills. At BIO-RAD’s request, CIPHERGEN shall instruct and allow each Consultant to provide such Services to BIO-RAD as BIO-RAD shall require; provided, however, that the Consultants shall not be required to provide any Services in excess of the percentage of their normal working hours allocated for that purpose, as specified below.

Compensation:	See Section 5 of this Agreement.

Maximum allocation
Consultant	Function	Relevant task	of Business Time

Attachment 2
Transition Services Schedule C
Staff Services Provided by BIO-RAD to CIPHERGEN

Extended Transition Period:	June 1, 2007 through December 31, 2007.

Services:	Recipient may assign the Consultants to any relevant task within the Business requiring their skills. At CIPHERGEN’s request, BIO-RAD shall instruct and allow each Consultant to provide such Services to CIPHERGEN as CIPHERGEN shall require; provided, however, that the Consultant shall not be required to provide any Services in excess of the percentage of their normal working hours allocated for that purpose, as specified below.

Compensation:	See Section 5 of this Agreement.

			Maximum allocated
			business time
Consultant	Function	Relevant task	percentage
Casenas Dominic	S/W Product Manager	Software validation	50%
Dalmasso Enrique	QA	QA	50%
Ford Fiona			10%
Gracely Larry	Shipping	Operations Services	20%
Gupta Hukam	Operations	Operations	10%
Ingesson Henrik	IQC Inspector	Operations Services	20%
Marjanovic Iztok	Instrument 0/S	Software development	50%
Plows Fiona	Instrument Development	Account management	20%
TBD	Sr. Doc Control Specialist	QA	20%
Roth Steve	SELDI technician	Research	10%
Simao Manny	Operations Support	Maintenance, Support	25%

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